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Exhibit 10.15

[As amended through September 26, 2003]

DIRECTORS INDEMNIFICATION AGREEMENT

        AGREEMENT, effective as of                        , 200    , between BOISE CASCADE CORPORATION, a Delaware corporation (the "Company"), and                        (the "Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available;

        WHEREAS, Indemnitee is a director of the Company;

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

        WHEREAS, basic protection against undue risk of personal liability of directors previously has been provided through insurance coverage providing reasonable protection at reasonable cost, and Indemnitee has relied on the availability of such coverage; but as a result of substantial changes in the marketplace for such insurance, it has become increasingly more difficult to obtain such insurance on terms providing reasonable protection at reasonable cost;

        WHEREAS, the Bylaws of the Company require the Company to indemnify and advance expenses to its directors to the full extent permitted by law, and the Indemnitee has been serving and continues to serve as a director of the Company in part in reliance on such Bylaws;

        WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner, any inadequacy of the Company's director liability insurance coverage, and Indemnitee's reliance on the aforesaid Bylaws and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's board of directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent permitted by law and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' liability insurance policies;

        NOW, THEREFORE, in consideration of the premises and of Indemnitee's continuing to serve the Company directly, or at its request with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

        1.     Certain Definitions:

          (a)   A Change in Control of the Company: shall be deemed to have occurred if:

            (i)    Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 1(a)(iii)(A) shall not be deemed to be a Change in Control of the Company; or

            (ii)   The following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

            (iii)  The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (A) a merger or consolidation which would result in both (1) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (2) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 1(a)(iii)(A) shall not be deemed to be a Change in Control of the Company; or

            (d)   The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            A transaction described in Section 1(a)(iii) which is not a Change in Control of the Company solely due to the operation of Subsection 1(a)(iii)(A)(1) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

            Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, the Indemnitee participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, the Indemnitee shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Indemnitee of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company, if any, into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other directors of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

            For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule 13D.

          (b)   Claim: any threatened, pending, or completed action, suit, or proceeding or any inquiry or investigation, whether conducted by the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

          (c)   Expenses: include attorneys' fees and all other costs, expenses, and obligations paid or incurred in connection with investigating, defending, being a witness in, or participating in (including on appeal) or preparing to defend, be a witness in, or participate in any Claim relating to any Indemnifiable Event.

          (d)   Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, employee, agent, or fiduciary of the Company or is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise or by reason of anything done or not done by Indemnitee in any such capacity.

          (e)   A Potential Change in Control of the Company: shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 9.5% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

          (f)    Reviewing Party: any appropriate person or body consisting of a member or members of the Company's board of directors or any other person or body appointed by the board (including the special, independent counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

          (g)   Voting Securities: any securities of the Company which vote generally in the election of directors.

        2.     Basic Indemnification Arrangement.

          (a)   In the event Indemnitee was, is, or becomes a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable, but in any event no later than 30 days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties, or amounts paid in settlement) of such Claim. Notwithstanding anything in this Agreement to the contrary, prior to a Change in Control of the Company, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim. If so requested by Indemnitee, the Company shall advance (within 2 business days of such request) any and all Expenses to Indemnitee (an "Expense Advance").

          (b)   Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law; and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts previously paid; provided, however, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control of the Company, the Reviewing Party shall be selected by the board of directors, and if there has been a Change in Control of the Company, the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the states of                        or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

        3.     Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control of the Company which has been approved by a majority of the Company's board of directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) ("Approved Counsel"). The Approved Counsel shall (i) be located in New York City; (ii) consist of 100 or more attorneys; (iii) be rated "a v" by Martindale-Hubbell Law Directory; and (iv) not otherwise have performed services for the Company within the last 10 years (other than in connection with such matters) or for the Indemnitee. The Approved Counsel may consult with counsel admitted to the bar in the state of Delaware in connection with all matters arising hereunder. The Approved Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Approved Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

        4.     Establishment of Trust. In the event of a Potential Change in Control of the Company, the Company shall, upon written request by Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of Indemnitee shall fund such trust to the extent permitted by law in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, and defending any Claim relating to an Indemnifiable Event, and any and all judgments, fines, penalties, and settlement amounts of any and all Claims relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated, or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the special, independent counsel referred to above is involved. The terms of such trust shall provide that upon a Change in Control of the Company: (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the trustee shall advance, within 2 business days of a request by the Indemnitee, any and all Expenses to the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement); (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

        5.     Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within 2 business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment, or insurance recovery, as the case may be.

        6.     Partial Indemnity, etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

        7.     No Presumption. For purposes of this Agreement, the termination of any claim, action, suit, or proceeding, by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        8.     Nonexclusivity, etc. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Bylaws or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Bylaws and this Agreement, it is the intent of the parties that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

        9.     Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

        10.   Period of Limitations. No legal action shall be brought, and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, or personal or legal representatives after the expiration of 2 years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such 2-year period; provided, however, if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

        11.   Amendments, Etc. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

        12.   Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        13.   No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw, or otherwise) of the amounts otherwise indemnifiable hereunder.

        14.   Binding Effect, etc. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or of any other enterprise at the Company's request.

        15.   Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph, or sentence) are held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

        16.   Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

        17.   Prior Agreements. This Agreement shall supersede any and all prior agreements executed by the Company and Indemnitee relating to the subject matter hereof, and any and all such prior agreements shall be null and void as of the effective date of this Agreement.

        Executed as of the date first written above.

BOISE CASCADE CORPORATION
By:

Name:	George J. Harad
Title:	Chairman of the Board & Chief Executive Officer
INDEMNITEE
[Name]

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  Exhibit 10.15
DIRECTORS INDEMNIFICATION AGREEMENT